EXHIBIT 3.2

ARTICLES OF INCORPORATION

OF

SOLANA VENTURES, INC.

ARTICLE ONE

The name of the Corporation is Solana Ventures, Inc..

ARTICLE TWO

     Its principal office in the State of Nevada is located at 115 Taurus Circle, Reno, County of Washo, State of Nevada. The name and address of its resident agent is as follows: Marilyn K. Radloff, 115 Taurus Circle, Reno, Nevada 89511.

ARTICLE THREE

     The purpose or purposes for which this corporation is organized are:

     To engage, without qualification, in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE FOUR

     The amount of the total authorized capital stock the corporation shall have the authority to Issue is Fifty Million (50,000,000) shares of Common Stock, each having a par value of $0.001.

     Each share of Common Stock issued and outstanding, shall be entitled to one vote on all matters. Dividends shall be declared and paid only out of funds legally available therefor. Shares of such stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine. Fully paid stock of this corporation shall, not be liable to any further call or assessment.

ARTICLE FIVE

     The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, provided that the number of directors shall not be reduced to less than two (2), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than two (2) but not less than the number of stockholders.

     The names and post office addresses of the first board of directors, which shall be 2 in number are as follows:

	Name	Address
1.	Robert A. Poppleton	3990 — 9th Avenue
San Diego, California 92103

2.	Glenn F. Blaser	P.O. Box 3023
Boise, ID 83703

     The Board of Directors shall be limited in number to no less than two (2) nor more than nine (9).

     Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation’s stock.

ARTICLE SIX

     The capital stock of the corporation, after the amount of the subscription price has been paid in money, property, or services, as the directors shall determine, shall not be subject to assessment to pay the debts of the corporation, nor for any other purpose, and no stock issued as fully paid up shall ever be assessable or assessed, and the Articles of Incorporation shall not be amended in this particular.

ARTICLE SEVEN

     The name and post office address of each of the incorporators signing the Articles of Incorporation are as follows:

	Name	Address
1.	Robert A. Poppleton	3990 — 9th Avenue
San Diego, California 92103

2.	Glenn F. Blaser	P.O. Box 3023
Boise, ID 83703

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ARTICLE EIGHT

     The corporation is to have perpetual existence.

ARTICLE NINE

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     Subject to the bylaws, if any, adopted by the stockholders, to make, alter or amend the bylaws of the corporation.

     To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and to cause to be executed mortgages and liens upon the real and personal property of this corporation.

     By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation, which, to the extent provided in the resolution or in the bylaws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the bylaws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholder’s meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deems expedient and for the best interests of the corporation.

ARTICLE TEN

     Meetings of the stockholders may be held at such place within or without the State of Nevada, if the bylaws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE ELEVEN

     This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute,

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or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE TWELVE

     No shareholder shall be entitled as a matter of right to subscribe for or receive additional shares of any class of stock of the corporation, whether now or hereafter authorized, or any bonds, debentures or other securities convertible into stock, but such additional shares of stock or other securities convertible into stock may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shal1 deem advisable.

     WE, THE UNDERSIGNED, being each of the incorporators, herein-before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 24th day of March, 1987.

/s/ Robert A. Poppleton

Robert A. Poppleton

/s/ Glenn F. Blaser

Glenn F. Blaser

State of Idaho	)
	)	ss.
County of	)

     On this 24th day of March, 1987, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared and Glenn F. Blaser known to me to be the person described in and who executed the foregoing instrument and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

My Commission expires:

4

State of California	)
	)	ss.
County of

     On this 24th day of March, 1987, before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared Robert A. Poppleton, known to me to be the person described in and who executed the foregoing instrument and who acknowledged to me that he executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

February 3, 1989
My Commission expires:

5

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
SOLANA VENTURES, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the corporation is Solana Ventures, Inc.

     SECOND: The following amendments to its Articles of Incorporation were adopted by the shareholders of the corporation on March 28, 1988 in the manner prescribed by Nevada law.

     1. Article I is amended as follows:

ARTICLE I — CORPORATE NAME

     The name of the corporation (hereinafter called the Corporation) in Baker Stage Gold. Inc.

     2. Article IV. amended as follows:

ARTICLE IV — STOCK

     The aggregate number of shares which the corporation shall have authority to issue is 100,000.000 shares at a par value of $.001 per share. All stock when issued shall be fully paid and non-accessable.

     No holder of shares of common stock of the corporation shall be entitled, as such, to any pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue. The Board of Directors of the corporation may, however, at its discretion, by resolution determine that any unissued securities of the corporation shall be offered for subscription solely to the holders of common stock of the corporation or solely to the holders of any class or classes of such stock, in such proportions based on stock ownership am said board at its discretion may determine.

     Each share of common stock shall be entitled to one vote at stockholders meetings, either in person or by proxy. Cumulative voting in elections of Directors and all other matters brought before stockholders meetings, whether they be annual or special, shall not be permitted.

     3. Article XII is hereby added as follows:

ARTICLE XII

LIABILITY OF DIRECTORS AND OFFICERS

     No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer. Notwithstanding the foregoing, a director or officer shall be liable to the extent provided by applicable law, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

     The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 3,542,500 shares.

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     FOURTH: The number of shares voted for such amendments was 2,366,000 and the number voted against such amendments was -0-.

     DATED this 31st day of March, 1988.

Attest:	SOLANA VENTURES, INC.

/s/ William R. Shupe	By: /s/ Robert A. Poppleton

William R. Shupe, Secretary	Robert A. Poppleton,
President

VERIFICATION

STATE OF UTAH	)
ss.
COUNTY OF SALT LAKE	)

     The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Solana Ventures, Inc. that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the amendment duly adopted by the stockholders of the Corporation.

/s/ William R. Shupe
William R. Shupe, Secretary

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STATE OF UTAH	)
ss.
COUNTY OF SALT LAKE	)

     Before me the undersigned Notary Public in and for the said County and State, personal1y appeared the President and Secretary of Solana Ventures, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as their own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this    day of March, 1988.

Notary Public, residing at

My Commission expires:

4

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
BAKER STAGE GOLD, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Baker Stage Gold, Inc. (the ‘Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the Corporation is Baker Stage Gold, Inc.

     SECOND: The following amendments to its Articles of Incorporation were adopted by majority vote of shareholders of the Corporation on June 29, 1993 in the manner prescribed by Nevada law.

     1. Article I is amended as follows:

ARTICLE I — CORPORATE NAME

     The name of the Corporation (hereinafter called the “Corporation”) is Grand Toys International, Inc.

     2. Article IV, is amended as follows:

ARTICLE IV

CAPITAL STOCK

     The aggregate number of shares which this Corporation shall have authority to issue is: (a) Fifty Million (50,000,000) shares of common stock, $.001 par value, which shares shall be designated “Common Stock” and (b) Five Million (5,000,000) shares of preferred stock, $.001 par value per share, which shares shall be designated “Preferred Stock” and which Preferred Stock may be issued in one or more series at the discretion of the Board of Directors. In establishing a series the Board of Directors shall give to it a distinctive designation so as to distinguish it from the shares of all other series and classes, shall fix the number of shares in such series, and the preferences, rights and restrictions thereof. All shares of any one series shall be alike in every particular except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act.

     1. Dividends. Dividends in cash, property or shares shall be paid upon any series of the Preferred Stock for any year on a cumulative or noncumulative basis as determined by a resolution of the Board of Directors prior to the issuance of such series of Preferred Stock, in an amount as determined by a resolution of the Board of Directors. Such Preferred Stock dividends shall be paid pro rata to holders of Preferred Stock in any amount, not less than, or more than the rate as determined by a resolution of the Board of Directors prior to the issuance of such Preferred Stock.

     2. Distribution in Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, and after paying or adequately providing for the payment of all its obligations, the remainder of the assets of the Corporation shall be distributed, either in cash or in kind, first pro rata to the holders of the series of Preferred Stock until an amount to be determined by a resolution of the Board of Directors prior to issuance of such Preferred Stock, has been distributed per share, and, then, the remainder pro rata to the holders of the Common Stock.

     3. Redemption. Each series of Preferred Stock may be redeemed in whole or in part as determined by a resolution of the Board of Directors prior to the issuance of such series of Preferred Stock, upon prior notice to the holders of record of such series of Preferred Stock, published, mailed and given in such manner and form and on such other terms and conditions as may be prescribed by the Bylaws or by resolution of the Board of Directors, by payment in cash or capital stock for each share of such series of Preferred Stock to be redeemed, as determined by

2

a resolution of the Board of Directors prior to the issuance of such series of Preferred Stock. Capital Stock used to redeem a series of Preferred Stock shall be valued as determined by a resolution of the Board of Directors prior to the issuance of such series of Preferred Stock. Any rights to or arising from fractional shares shall be treated as rights to or arising from one share.

     From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the Corporation in the payment of the redemption price), all dividends on the series of Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and terminate.

     4. Voting Rights; Cumulative Voting. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by these Articles of Incorporation or the Nevada Business Corporation Act, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Nevada require the vote or concurrence of the holders of two-thirds of the outstanding shares, unless otherwise provided in the Corporation’s Articles of Incorporation, of the shares entitled to vote thereon, or of any class or series, these Articles of Incorporation hereby provide that such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof. Cumulative voting shall not be allowed in the election of directors of this corporation.

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     Shares of Preferred Stock shall only be entitled to such vote as is determined by the Board of Directors prior to the issuance of such stock, except as required by law, in which case each share of Preferred Stock shall be entitled to one vote.

     5. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

     6. Conversion Rights. Holders of shares of Preferred Stock may be granted the right to convert such Preferred Stock to Common Stock of the Corporation on such terms as may be determined by the Board of Directors prior to issuance of such Preferred Stock.

     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 96,300,000.

     FOURTH: The number of shares voted for such amendments was 85,667,574 and the number voted against much amendment was -0-.

     FIFTH: The Corporation has effectuated a 1 for 100 reverse stock split of its shares of common stock outstanding as of July 19, 1993 decreasing said shares from 96,300,000 shares to 963,000 shares. Said reverse split to be effective with the commencement of business on July 22, 1993.

     DATED this 16th day of July, 1993.

BAKER STAGE GOLD, INC.
By:	/s/ Suzanne Sullivan
Suzanne Sullivan
President/ Secretary

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VERIFICATION

STATE OF UTAH	)
	:	ss
COUNTY OF SALT LAKE	)

     The undersigned being first duly sworn, deposes and states: that the undersigned is the Secretary of Baker Stage Gold, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the sole director and stockholders of the Corporation.

/s/ Suzanne Sullivan
Suzanne Sullivan, Secretary

STATE OF UTAH	)
	:	ss
COUNTY OF SALT LAKE	)

     Before me the undersigned Notary Public in and for the said county and State, personally appeared Suzanne Sullivan as the President/Secretary of Baker Stage Gold, Inc., a Nevada corporation, and signed the foregoing Articles of Amendment as his own free and voluntary act and deed pursuant to a corporate resolution for the uses and purposes set forth.

     IN WITNESS WHEREOF, I have set my hand and seal this 16th day of July, 1993.

Notary Public, residing at

My Commission Expires:
Nov. 1, 1993

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GRAND TOYS INTERNATIONAL, INC.

     Pursuant to the applicable provisions of the Nevada Business Corporations Act, Grand Toys International, Inc. (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation by stating the following:

     FIRST: The present name of the Corporation is Grand Toys International, Inc.

     SECOND: The following amendment to its Articles of Incorporation was adopted by majority vote of shareholders of the Corporation on July 25, 1997 in the manner prescribed by Nevada law.

     THIRD: The number of shares of the Corporation outstanding and entitled to vote at the time of the adoption of said amendment was 7,887,986.

     FOURTH: The number of shares voted for such amendment was 6,830,278, no shares voted against such amendment and 179,743 shares were withheld from voting.

     FIFTH: The Corporation has effectuated a one for five reverse stock split of its shares of Common Stock outstanding as of July 25,1997, decreasing such shares from 7,887,986 shares to 1,577,597 shares. The reverse split shall be effective with the commencement of business on August 4, 1997.

     DATED this 30th day of July, 1997.

GRAND TOYS INTERNATIONAL, INC.
By:	/s/ Stephen Altro
Stephen Altro
President

By:	/s Ron Goldenberg
Ron Goldenberg
Secretary

VERIFICATION

PROVINCE OF QUEBEC	)
CITY OF MONTREAL	)	ss

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Grand Toys International, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and shareholders of the Corporation.

/s/ Stephen Altro
Stephen Altro

PROVINCE OF QUEBEC	)
CITY OF MONTREAL	)	ss

     The undersigned being first duly sworn, deposes and states: that the undersigned is the President of Grand Toys International, Inc., that the undersigned has read the Articles of Amendment and knows the contents thereof and that the same contains a truthful statement of the Amendment duly adopted by the board of directors and shareholders of the Corporation.

/s/ Ron Goldenberg
Ron Goldenberg

STATE OF NEW YORK	)
COUNTY OF NEW YORK	)	ss

     On the 1st day of August 1997, before me personally came Stephen Altro and Ron Goldenberg, to me known, who, being duly sworn, did each depose and say that he is the President and Secretary, respectively, of Grand Toys International, Inc., the corporation described in and which executed the above Articles of Amendment; and that each signed his name thereto by authority of the Board of Directors of said corporation.

NOTARY PUBLIC

Certificate to Set Forth Designations,
Voting Powers, Preferences, Limitations,
Restrictions, and Relative Rights of
Series A 5% Cumulative Convertible
Redeemable Preferred Stock

(Under Section 78.195 of the General Corporation Law
of the State of Nevada)

     It is hereby certified that:

     I. The name of the corporation is GRAND TOYS INTERNATIONAL, INC. (the “Corporation”).

     II. Set forth hereinafter is a statement of the voting powers, preferences, limitations, restrictions and relative rights of shares of Series A 5% Cumulative Convertible Redeemable Preferred Stock hereinafter designated, as contained in a resolution of the Board of Directors of the Corporation, pursuant to a provision of the Articles of Incorporation of the Corporation permitting the issuance of said Series A 5% Cumulative Convertible Redeemable Preferred Stock by resolution of the Board of Directors:

          1. Designation; Number of Shares.

          The designation of said series of Preferred Stock shall be Series A 5% Cumulative Convertible Redeemable Preferred Stock (the “Series A Preferred Stock”). The number of shares of Series A Preferred Stock shall be 200,000. Each share of Series A Preferred Stock shall have a stated value equal to $5.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Stated Value”).

          2. Dividends.

          (a) The holders of outstanding shares of Series A Preferred Stock shall be entitled to receive preferential dividends in cash, out of any funds of the Corporation legally available at the time for declaration of dividends, before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of stock junior to the Series A Preferred Stock (the Common Stock and such junior stock being hereinafter collectively the “Junior Stock”) if, as and when declared at the rate of 5% per annum on the Stated Value per share, payable quarterly on the first day of the month following the end of each calendar quarter, commencing on April 1,1999.

          (b) The dividends on the Series A Preferred Stock at the rates provided above shall be cumulative whether or not earned, so that if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the dividend on all such outstanding Series A Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of any shares of any other class of stock and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

          (c) Dividends an all shares of the Series A Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the day following a quarterly dividend payment date herein specified and to end of the next succeeding quarterly dividend payment date herein specified.

          3. Liquidation Rights.

          (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, after any required payment or distribution shall be made on the Series A Preferred Stock, but before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series A Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to holders of the Series A Preferred Stock, the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series A Preferred Stock upon such liquidation, dissolution or winding up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed, to the exclusion of the holders of shares of Junior Stock, ratably among the holders of the Series A Preferred Stock.

          (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock, nor the merger or consolidation of the Corporation with or into any other corporation or corporations, nor the sale or transfer by the Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3. Holders of the Series A Preferred Stock shall not be entitled, upon the liquidation, dissolution or winding up of the Corporation, to receive any amounts with respect to such stock other than the amounts referred to in this paragraph 3.

          4. Conversion into Common Stock. Shares of Series A Preferred Stock shall have the following conversion rights and obligations:

          (a) Subject to the further provisions of this paragraph 4, each holder of shares of Series A Preferred Stock shall have the right, from time to time commencing on and after January 1, 2000 (the “Conversion Commencement Date”), to convert some or all such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in subparagraph 4(i) below) determined in accordance with the Conversion Price provided in paragraph 4(e) below; provided however, that not more than 50,000 shares of Series A Preferred Stock may be converted into Common Stock during any six month period following the Conversion Commencement Date and not more than 100,000 shares of Series A Preferred Stock may be converted into Common Stock during any one year period following the Conversion Commencement Date.

          (ii) Subject to the further provisions of this paragraph 4, the Corporation shall have the right to cause each holder of shares of Series A Preferred Stock to convert all or such portion of such shares into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Price during the thirty day period following the date on which the Closing Bid Price equals or exceeds 140% of the Stated Value (the “Mandatory Conversion Period”). Notice of such mandatory conversion of the Series A Preferred Stock pursuant to this paragraph 4(b) shall be given by mail or in such other manner as may be prescribed by resolution of the Board of Directors of the Corporation not later than the expiration of the Mandatory Conversion Period. As applicable, the notice shall specify the number of shares to be converted, the date of conversion and the Conversion Price per share. The “Closing Bid Price” shall mean the closing bid price of the Corporation’s Common Stock as reported by NASDAQ (or, if not reported by NASDAQ, as reported by such other exchange or market where traded).

          (c) Each share of Series A Preferred Stock shall automatically convert into fully paid and non-assessable shares of Common Stock of the Corporation at the Conversion Price on the fourth anniversary of the date of issuance of a share of Series A Preferred Stock.

          (d) If, on the date of conversion of any shares of Series A Preferred Stock (the “Evaluation Date”) the Closing Bid Price shall be less than the Conversion Price, then within ten days after the Corporation’s receipt of a notice of conversion, the Corporation shall pay to the holder of the Series A Preferred Stock so converted an amount of cash determined by multiplying (i) the number of shares of Series A Preferred Stock that have been converted by (ii) the positive difference, if any, between (A) the Conversion Price and (B) the Closing Bid Price on the Evaluation Date.

          (e) The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (i) the Stated Value per share divided by (ii) the Conversion Price. The “Conversion Price” shall be equal to $5.00 per share of Common Stock, subject to adjustment as herein provided.

          (f) The holder of any certificate for shares of Series A Preferred Stock desiring to convert any of such shares or whose shares where converted at the election of the Corporation pursuant to the provisions of this paragraph 4 shall surrender such certificate at the principal office of any transfer agent for said stock (the “Transfer Agent”), with a written notice of such election to convert (if such conversion is voluntary) such shares into Common Stock duly filled out and executed, and if necessary under the circumstances of such conversion, with such certificate properly endorsed for, or accompanied by duly executed instruments of, transfer (and such other transfer papers as said Transfer Agent may reasonably require). The holder of the shares so surrendered for conversion shall be entitled to receive within three (3) business days of the Notice of Conversion (except as otherwise provided herein) a certificate or certificates, which shall be expressed to be fully paid and non-assessable, for the number of shares of Common Stock to which such stockholder shall be entitled upon such conversion, registered in the name of such holder or in such other name or names as such stockholder in writing may specify. In the case of any Series A Preferred Stock which is converted in part only, the holder of shares of Series A Preferred Stock shall upon delivery of the certificate or certificates representing Common Stock also receive a new share certificate representing the unconverted portion of the shares of Series A Preferred Stock. Nothing herein shall be construed to give any holder of shares of Series A Preferred Stock surrendering the same for conversion the right to receive any additional shares of Common Stock or other property which results from an adjustment in conversion rights under the provisions of subparagraphs (g) or (h) of this paragraph 4 until holders of Common Stock are entitled to receive the shares or other property giving rise to the adjustment.

          In the case of the exercise of the conversion rights set forth in paragraphs 4(a), the conversion privilege shall be deemed to have been exercised, and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued, upon the date of receipt by such Transfer Agent for conversion of the certificate for such shares of Series A Preferred Stock. In the case of the automatic conversion set forth in paragraphs 4(b) and 4(c), conversion shall be deemed to have occurred as provided in paragraphs 4(b) and 4(c). The person or entity entitled to receive Common Stock issuable upon such conversion shall on the date such conversion privilege is deemed to have been exercised and thereafter be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series A Preferred Stock so converted.

          Notwithstanding the foregoing, if the stock transfer books are closed on the date such shares are received by the Transfer Agent, the conversion privilege shall be deemed to have been exercised, and the person or entity shall be treated as a record holder of shares of Common Stock on the next succeeding date on which the transfer books are open. The Corporation shall not be required to deliver certificates for shares of its Common Stock or new certificates for unconverted shares of its Series A Preferred Stock while the stock transfer books for such respective classes of stock are duly closed for any purpose; but the right of surrendering shares of Series A Preferred Stock for conversion shall not be suspended during any period that the stock transfer books of either of such classes of stock are closed.

          Upon the conversion of any shares of Series A Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on shares of such stock or on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

          If the Corporation shall at any time be liquidated, dissolved or wound-up, the conversion privilege shall terminate at the close of business on the last business day next preceding the effective date of such liquidation, dissolution or winding-up.

          The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock, to issue a fraction of a share of its Common Stock nor to deliver any stock certificate representing a fraction thereof, but in lieu thereof the Corporation may make a cash payment equal to such fraction multiplied by the Closing Bid Price on the date the conversion right was triggered.

          (g) The Conversion Rate shall be subject to adjustment from time to time as follows:

     (i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then, in each such event, the Conversion Rate shall be adjusted proportionately so that the holders of Series A Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion pursuant to this paragraph 4(g)(i) shall become effective immediately after thc effective date of the event retroactive to the record date, if any, for the event.

(h) (i) In case of any consolidation or merger of the Corporation with or into any other corporation (other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion or change of the outstanding shares of Common Stock), then, unless the right to convert shares of Series A Preferred Stock shall have terminated, as part of such consolidation or merger, lawful provision shall be made so that holders of Series A Preferred Stock shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such consolidation or merger by a holder of the number of shares of Common Stuck into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph (g) of this paragraph 4. The foregoing provisions of this paragraph 4(h) shall similarly apply to successive consolidations and mergers.

     (ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of Series A Preferred Stock shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

          (i) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 4, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each holder of record of Series A Preferred Stock notice of such adjusted conversion price.

          (j) In case at any time the Corporation shall propose:

     (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

     (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

     (iii) any capital reorganization or reclassification of its shares, or the consolidation or merger of the Corporation with another corporation; or

     (iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close, or a record be taken for such stock dividend, distribution or subscription rights, or (B) such capital reorganization, reclassification, consolidation, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock and for the Common Stock and to the holders of record of the Series A Preferred Stock.

          (k) So long as any shares of Series A Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions of this paragraph 4, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

          (l) The term “Common Stock” as used in this paragraph 4 shall mean Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class, other securities and/or property into which the shares of Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 4.

          (k) The Corporation shall pay the amount of any and all issue taxes which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes that may be payable in respect of any change of ownership of Series A Preferred Stock, or any rights represented thereby, or of stock receivable upon conversion thereof, shall be paid by the person or persons surrendering such stock for conversion.

          5. Voting Rights.

          Except as required by applicable law, shares of Series A Preferred Stock shall not entitle its holder to any voting rights, but such holder shall be entitled to a notice of any stockholders’ meeting in accordance with the By-laws of the Corporation.

          6. Status of Converted or Redeemed Stock.

          In case any shares of Series A Preferred Stock shall be converted pursuant to paragraph 4 hereof, or otherwise repurchased or reacquired, the shares so redeemed, converted or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

Signed on this 29th day of December, 1998.

GRAND TOYS INTERNATIONAL, INC.
By:	/s/ Ronald Goldenberg
Ronald Goldenberg
Vice President, Chief Financial Officer and Secretary

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

     On December 29, 1998, Ronald Goldenberg personally appeared before me, a Notary Public for the State and County aforesaid, as Vice President, Chief Financial Officer and Secretary of TOYS INTERNATIONAL, INC., who acknowledged that he executed the above instrument.

Notary Public

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

GRAND TOYS INTERNATIONAL, INC.

(Under Section 78.207 General Corporation Law of the State of Nevada)

     It is hereby certified that:

     1. The name of the corporation is Grand Toys International, Inc. (the “Corporation”).

     2. The current number of authorized shares and the par value, if any, of each class and series, if any, of the shares of the Corporation before the changes herein certified are:

NUMBER	PAR VALUE	CLASS
50,000,000	$0.001	Common
5,000,000	$0.001	Preferred

     3. Thc number of authorized shares and the par value, if any, of each class and series, if any, of the shares of the Corporation after the changes herein certified are:

NUMBER	PAR VALUE	CLASS
12,500,000	$0.001	Common
5,000,000	$0.001	Preferred

     4. The Corporation has effectuated a one for four reverse stock spilt of its shares of common stock such that every four shares of common stock, par value $.001 per share, of the Corporation (“Old Common Stock”) issued immediately prior to the Effective Time shall be automatically reclassified as and converted into one (1) share of Common Stock, par value $.001 per share, of the Corporation (“New Common Stock”).

     5. No fractional share of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, each holder of record of Old Common Stock shall be issued one (1) share of New Common Stock in lieu of any fractional shares held by such holder of record.

     6. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

     7. The foregoing changes were effected pursuant to a resolution of the Board of Directors of the Corporation.

     8. No approval of the aforesaid changes by any of the stockholders of the Corporation is required.

     9. There is no provision in the Articles of Incorporation of the Corporation prohibiting the procedure hereinbefore described.

     10. The changes herein certified will be effective at 9:30 a.m. eastern daylight time on September 4, 2001 (the “Effective Time”).

Signed on August 30, 2001.

By:	/s/ Ian Bradley
Ian Bradley, President and Chief Executive Officer

By:	/s/ Elliot Bier
Elliot Bier, Secretary

PROVINCE OF ONTARIO	)
)
COUNTY OF YORK	)
)
CANADA	)

     I HEREBY CERTIFY, that on the 30th day of August, 2001, personally appeared before me, the subscriber, a Notary Public in the Province of Ontario, Ian Bradley, as President and Chief Executive Officer of Grand Toys International, Inc., who acknowledged that he executed the above instrument for the purposes therein contained and in my presence signed and sealed the same.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal.

/s/ Ronald Taylor
Ronald Taylor
Barrister & Solicitor

My commission expires:

for life